UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2019

Wyndham Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38432	82-3356232
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

22 Sylvan Way	07054
Parsippany, NJ	(Zip Code)
(Address of Principal
Executive Offices)

Registrant's telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2019, Wyndham Hotels & Resorts, Inc. (the “Company”) announced that David B. Wyshner has decided to step down as Chief Financial Officer, effective immediately, and move into a senior advisory role reporting to President and Chief Executive Officer, Geoff Ballotti, until March 1, 2020. The Company also announced the promotion of its Treasurer and Executive Vice President, Michele Allen, to succeed Mr. Wyshner as CFO, effective immediately.

In connection with Mr. Wyshner’s departure from the Company, the Company expects to enter into a Separation and Release Agreement with Mr. Wyshner providing for separation consideration consistent with the terms of his employment agreement dated August 1, 2017.  The Company’s obligation to provide the separation consideration is contingent on Mr. Wyshner’s execution and non-revocation of a release of claims, if any, on the date of execution of his agreement and date of his final separation from the Company as a senior advisor.

In connection with Ms. Allen’s appointment, the Company and Ms. Allen entered into an employment agreement dated December 3, 2019.  The employment agreement has a three-year term ending on December 3, 2022, which may be extended by mutual agreement.  Ms. Allen’s agreement provides for a minimum base salary of $500,000; an annual incentive award with a target amount equal to 75% of her base salary, with her annual incentive award for fiscal year 2019 prorated to reflect her target amount in effect prior to her appointment and her new target amount effective December 3, 2019 (subject to certain terms and conditions, including the terms and conditions of the Company’s annual incentive plan and the Company’s attainment of performance goals, criteria or targets established by the Company’s Compensation Committee (the “Committee”)); grants of long-term incentive awards on terms as determined by the Committee and subject to the Company’s 2018 Equity and Incentive Plan (and any amended or successor plan thereto) and the applicable award agreement; employee benefits generally offered to eligible full-time employees; and perquisites generally offered to similarly situated senior executive officers.

Ms. Allen’s agreement provides that if her employment is terminated by the Company without “cause” or due to a “constructive discharge” (each, as defined in the agreement) (each, a “qualifying termination”), she will be entitled to a lump-sum payment equal to 200% of the sum of (i) her then-current base salary, plus (ii) an amount equal to the highest annual incentive compensation award paid to Ms. Allen with respect to the three fiscal years immediately preceding the fiscal year in which her employment is terminated (but in no event will the amount in clause (ii) exceed Ms. Allen’s then-target incentive compensation award, and if Ms. Allen is terminated before completion of the first three fiscal years following the effective date of the agreement, the amount shall be Ms. Allen’s then-target incentive compensation award); and if she elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse her for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for health and medical benefits from a subsequent employer.  In addition, in the event of a qualifying termination, all of Ms. Allen’s then-outstanding (x) time-based long term incentive awards granted on or after December 3, 2019 that otherwise would have vested within the one year following such termination will vest, and any such award that is a stock option or stock appreciation right will remain exercisable until the earlier of two years following such termination and the original expiration date of such award, and (y) performance-based long term incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) will vest and be paid on a pro-rata basis, subject to the achievement of the applicable performance goals, based upon the portion of the full performance period during which Ms. Allen was employed by the Company plus 12 months (or, if less, assuming employment for the entire performance period remaining after Ms. Allen’s termination), with the payment of any such vested performance-based long-term incentive awards to occur at the time that the awards are paid to employees generally.  Ms. Allen’s entitlement to the foregoing severance payments and benefits is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.

The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Ms. Allen’s employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Ms. Allen’s employment terminates during the initial three-year term of the employment agreement.

Ms. Allen, age 45, previously served as Treasurer and Executive Vice President of the Company. From 2006 to 2018, Ms. Allen held several key roles within Wyndham Worldwide Corporation, including Senior Vice President, Finance, Wyndham Worldwide, and global Senior Vice President, Finance and Controller within Wyndham Hotel Group. Previously, from 1999 to 2006, she held key finance roles within Cendant Corporation. Prior to joining Cendant, Ms. Allen worked for Deloitte & Touche as an auditor. Ms. Allen received her bachelor’s degree in accounting and liberal arts from Cedar Crest College.

There are no transactions between Ms. Allen and the Company that would be reportable under Item 404(a) of Regulation S-K and there is no arrangement or understanding with any person pursuant to which Ms. Allen was selected as an executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: December 3, 2019	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel & Corporate Secretary